UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 14, 2007

TUCOWS INC.
(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other	(Commission File	(IRS Employer
Jurisdiction of Incorporation)	Number)	Identification No.)

96 Mowat Avenue, Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 14, 2007, Tucows.com Co., a subsidiary of Tucows Inc. (the “Company”), entered into an Asset Sale Agreement (the “Agreement”) with Internet REIT, a Delaware corporation (“iREIT”), which agreement was effective June 15, 2007.  The Agreement provides for the sale to iREIT by the Company of approximately 2,500 domain names from the Company’s domain name portfolio for a purchase price of $3.0 million, which amount was paid to the Company on June 15, 2007.  Under the terms of the Agreement, the Company may earn up to an additional $1.2 million, payable on June 17, 2008, if certain performance criteria relating to domain names advertising revenue are met by the Company prior to that date.  The Agreement contains customary representations, warranties and covenants.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Exhibit

10.1	Asset Sale Agreement, dated as of June 14, 2007, by and among Tucows.com Co, Tucows Domain Holdings Co., Mailbank Nova Scotia Co. and Internet REIT, Inc.

99.1	Press Release, dated June 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

	By:	/s/ Michael Cooperman
Michael Cooperman
Chief Financial Officer
Dated: June 20, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Asset Sale Agreement, dated as of June 14, 2007, by and among Tucows.com Co, Tucows Domain Holdings Co., Mailbank Nova Scotia Co. and Internet REIT, Inc.

99.1	Press Release, dated June 19, 2007.